                                                                       EX-99.p.1

                      DELAWARE INVESTMENTS' FAMILY OF FUNDS
                                 CODE OF ETHICS

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Credo

     It is  the  duty  of  all  Delaware  Investments  employees,  officers  and directors to conduct  themselves with integrity,  and at all times to place the interests of Fund  shareholders  first.  In the interest of this credo, all personal Securities  transactions will be conducted consistent with the
     Code of Ethics  and in such a manner as to avoid  any  actual or  potential conflict of interest or any abuse of an individual's  position of trust and responsibility.  The  fundamental  standard of this Code is that  personnel should not take any inappropriate advantage of their positions.

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Rule 17j-1 of the
1940 Act

     Rule  17j-1 (the  "Rule")  under the  Investment  Company  Act of 1940,  as amended (the "Act"),  makes it unlawful for certain persons,  including any
     employee,   officer  or   director  of  any  Fund,   a  Fund's   investment
     adviser/sub-adviser,  or a Fund's principal underwriter, in connection with the purchase or sale by such person of a Security held or to be acquired by a Fund:

          o    To employ any device, scheme or artifice to defraud a Fund;

          o    To make any untrue statement of a material fact to a Fund or omit to  state  a  material  fact  necessary  in  order  to  make  the statements made to a Fund, in light of the circumstances in which they are made, not misleading;

          o    To  engage  in any act,  practice  or  course  of  business  that operates or would operate as a fraud or deceit on a Fund; or

          o    To engage in any manipulative practice with respect to a Fund.

     The  Rule  also  requires  that  each  Delaware  Investments'  Fund and its investment adviser,  sub-adviser, and principal underwriter adopt a written code of  ethics  containing  provisions  reasonably  necessary  to  prevent certain  persons from  engaging in acts in violation of the above  standard and shall use  reasonable  diligence  and institute  procedures  reasonably necessary to prevent violations of the Code.

     This Code of Ethics is being adopted by the Delaware Investments' Family of
     Funds,  as listed on Appendix A,  (collectively  "Delaware")  in compliance with the  requirements  of the Rule and to effect the  purpose of the Credo set forth above, and to comply with the  recommendations  of the Investment
     Company Institute's Advisory Group on Personal Investing.

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Definitions

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"Access Person"

     means (i) a  supervised  person  who has  access to  nonpublic  information
     regarding  clients'   Securities   transactions,   is  involved  in  making
     Securities   recommendations   to   clients,   who  has   access   to  such
     recommendations that are nonpublic,  or has access to nonpublic information regarding  the portfolio  holdings of Fund or (ii) any  director,  officer, general  partner  or  Advisory  Person of a Fund or of a Fund's  investment adviser,  or (iii) any  director,  officer  or  general  partner  of a Fund
     principal   underwriter  who,  in  ordinary  course  of  business,   makes,
     participates  in or obtains  information  regarding the purchase or sale of
     Securities by a Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of its  Securities.  Those persons  deemed Access  Persons will be notified of this designation.

"Advisory Person"

     means (i) any director, officer, general partner or employee of a Fund or a
     Fund's  investment  adviser or any company in a control  relationship  to a
     Fund or its investment  advisor who, in connection  with his or her regular
     functions  or  duties  makes,   participates  in,  or  obtains  information
     regarding the purchase or sale of Securities by a Fund, or whose  functions relate to the making of any  recommendations  with respect to such purchase or sales; or (ii) any natural person in a control relationship to a Fund or an investment adviser who obtains  information  concerning  recommendations made to the Fund with  regard to the  purchase or sale of  Securities  by a
     Fund. For purpose of this definition, "control" has the same meaning as set forth in Section 2(a)(9) of the Act.

"Affiliated Person"

     means any officer, director, partner, or employee of a Delaware Fund or any subsidiary of Delaware  Management  Holdings,  Inc. and any other person so designated by the Compliance Department.

"Beneficial ownership"

     shall be as defined in Section 16 of the  Securities  Exchange  Act of 1934
     and the rules and regulations thereunder. Generally speaking, a person who, directly or indirectly, through any contract,  arrangement,  understanding, relationship  or  otherwise,  has or shares a direct or indirect  pecuniary interest  in a  Security,  is a  "beneficial  owner" of the  Security.  For example,  a  person  is  normally  regarded  as  the  beneficial  owner  of
     Securities held by members of his or her immediate  family sharing the same
     household.  Additionally,   ownership  of  derivative  Securities  such  as
     options,  warrants  or  convertible  Securities  which  confer the right to acquire the  underlying  Security at a fixed price  constitutes  Beneficial
     Ownership of the underlying Security itself.

"Control"

     shall  mean  investment  discretion  in  whole  or in  part  of an  account regardless of Beneficial  Ownership,  such as an account for which a person has power of attorney or authority to effect transactions.

"Delaware Mutual
Funds"

     shall  mean all the  Delaware  Investments  Family of Funds  except for the
     Delaware Cash Reserve Fund.

"De Minimis Purchases
or Sales"

     shall  mean all the  Delaware  Investments  Family of Funds  except for the
     Delaware  Cash  Reserve  Fund.  shall  mean  purchases  or sales by covered persons of up to 500 shares of stock in a company  that is in the  Standard and Poor's 500 Index provided that Delaware has not traded more than 10,000 shares of that same stock during the last two trading days and there are no open orders for that stock on the Trading Desk.

"High Quality
Short-Term Debt
Instruments"

     shall mean any instrument  that has a maturity at issuance of less that 366 days and that is rated in one of the two  highest  rating  categories  by a
     Nationally Recognized Statistical Rating Organization.

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Definitions, Continued

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"Interested Director"

     means a director or trustee of an  investment  company who is an interested person within the meaning of Section  2(a)(19) of the Act. A "Disinterested
     Director"  is a director  who is not an  interested  person  under  Section
     2(a)(19) of the Act.

"Investment Personnel"

     means any employee, of a Fund, an investment adviser or affiliated company, other than a Portfolio  Manager who, in  connection  with  his/her  regular functions or duties,  makes, or  participates in the making of,  investment decisions  affecting  an  investment  company  and any  control  person who
     obtains  information   concerning  the  recommendation  of  Securities  for
     purchase or sale by a Fund or an account. Investment Personnel also include
     the   staff  who   support  a   Portfolio   Manager   including   analysts,
     administrative  assistants,  etc.  Investment  Personnel by definition  are
     Access Persons.

"Managed Accounts"

     means an account that is  professionally  managed  through a wrap  program.
     Managed Accounts  require  pre-approval  through the Compliance  Department prior to starting up the account.  The Compliance  Department will consider the facts and  circumstances  of the account,  including  the functions and duties of the  employees,  when  approving  or denying  such  accounts.  In addition, preclearance is exempt with Managed Accounts, however, all trades still require  reporting and duplicate  statements  and  confirmations  are required  to be sent to the  Compliance  Department.  Preclearance  is only exempt for trades  initiated by the wrap manager.  All trades  initiated by the employee require preclearance.

"Portfolio Manager"

     means any person who, in  connection  with  his/her  regular  functions  or duties,  makes or  participates  in,  the  making of  investment  decisions effecting an  investment  company.  Portfolio  Manager  includes all equity
     analysts  and  fixed  income  research  analysts  and  traders   (excluding
     municipal bond,  money market and private  placement).  Analysts or traders from  excluded  teams may be included  under the  definition  of  Portfolio
     Manager  at the  discretion  of the  Chief  Compliance  Officer.  Portfolio
     Managers by definition are Access Persons.

"Security"

     shall have the meaning as set forth in Section  2(a)(36) of the Act, except that it shall not include Securities issued or guaranteed by the government of the United States or by any bankers'  acceptances,  bank certificates of
     deposit,   commercial  paper,  High  Quality  Short-Term  Debt  Instruments including  repurchase  agreements,  certain  shares of open-end  registered investment  companies (other than non-money market Funds for which Delaware
     Investments  is the adviser and  sub-adviser,  see Appendix A for a list of these Funds),  and municipal fund Securities (i.e. 529 Plans). In addition, the purchase,  sale or exercise of a derivative  Security shall  constitute the purchase or sale of the underlying  Security.  Federal  agencies (e.g.,
     Fannie Mae and Freddie Mae)  instruments  are subject to the Code of Ethics preclearance  and  reporting  requirements.  Preclearance  of all corporate bonds  shall be done on an issuer  basis  instead  on a mere  cusip  basis.
     However,  the  purchase or sale of the debt  instrument  of an issuer which does not give the  holder the right to  purchase  the  issuer's  stock at a fixed price, does not constitute a purchase or sale of the issuer's stock.

Security being
"considered for
purchase or sale" or
"being purchased or
sold"

     means when a  recommendation  to purchase or sell the Security or an option to  purchase  or sell a  Security  has been  made and  communicated  to the
     Trading Desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should
     know  that  another  person  is  seriously   considering   making,  such  a
     recommendation.

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Definitions, Continued

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Security "held or to
be acquired" by a Fund

     means (i) any Security which, within the most recent fifteen days (a) is or has been held by a Fund; or (b) is being, or has been, considered by a Fund or its investment  adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any Security  convertible into or exchangeable for, a
     Security.

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Prohibited Activities

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I. Restrictions - all
Affiliated Persons,
Access Persons,
Investment Personnel
and Portfolio Managers

     The following restrictions apply to all Affiliated Persons, Access Persons,
     Investment Personnel and Portfolio Managers.

          o    (a) No Affiliated Person, Access Person,  Investment Personnel or
               Portfolio  Manager shall engage in any act, practice or course of conduct,  which would  violate the  provisions  of Rule 17j-1 set forth above.

          o    (b) No Affiliated Person, Access Person,  Investment Personnel or
               Portfolio Manager shall purchase or sell, directly or indirectly, any  Security  which  to  his/her  knowledge  is  being  actively considered  for  purchase or sale by  Delaware;  except that this prohibition shall not apply to:

               |X|  (i) purchases or sales that are nonvolitional on the part of either the Person or a Fund;

               |X|  (ii)  purchases  which  are  part of an  automatic  dividend reinvestment plan;

               |X|  (iii) purchases  effected upon the exercise of rights issued by an  issuer  pro  rata to all  holders  of a class  of its
                    Securities,  to the extent such rights  were  acquired  from such issuer, and sales of such rights so acquired;

               |X|  (iv) other purchases and sales specifically  approved by the
                    President or Chief Executive Officer, with the advice of the
                    General Counsel and/ or the Chief  Compliance  Officer,  and
                    deemed   appropriate   because  of  unusual  or   unforeseen
                    circumstances.   A  list  of  Securities  excepted  will  be
                    maintained by the Compliance Department.

               |X|  (v)  purchases  or  sales  made  by a  wrap  manager  in  an
                    Affiliated  Person's  or  Access  Person's  Managed  Account
                    provided  that  such  purchases  or sales do not  reflect  a pattern of conflict.

          o    (c) Except for trades that meet the definition of de minimis,  no
               Affiliated  Person,   Access  Person,   Investment  Personnel  or
               Portfolio  Manager may execute a buy or sell order for an account in which he or she has Beneficial  Ownership or Control until the third  trading day  following  the execution of a Delaware buy or sell  order in that  same  Security.  All  trades  that  meet the definition  of de minimis,  however,  must first be precleared by the Compliance Department in accordance with Section (g) below.

          o    (d) No Affiliated Person or Access Person may purchase an initial public offering (IPO) without first receiving preclearance.

          o    (e) No Affiliated Person, Access Person,  Investment Personnel or
               Portfolio  Managers may purchase  any private  placement  without express PRIOR written consent by the Compliance  Department.  All private  placement  holdings  are  subject to  disclosure  to the
               Compliance  Department.  Any  Affiliated  Person,  Access Person,
               Investment  Personnel or  Portfolio  Manager that holds a private placement  must receive  permission  from the Compliance or Legal
               Department prior to any  participation by such person in a Fund's consideration  of an  investment  in the  same  issuer.  In  such circumstances,  a Fund's  decision to purchase  securities of the issuer  will be subject to an  independent  review by  Investment
               Personnel with no personal interest in the issuer.

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Prohibited Activities, Continued

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I. Restrictions - all Affiliated Persons,  Access Persons,  Investment Personnel
and Portfolio Managers (continued)

          o    (f)  Despite any fault or  impropriety,  any  Affiliated  Person,
               Access  Person,  Investment  Personnel or  Portfolio  Manager who
               executes  a buy or  sell  for an  account  in  which  he/she  has
               Beneficial Ownership or Control either:

               |X|  (i) before the third  trading day following the execution of a Delaware order in the same Security, or

               |X|  (ii)  when   there  are   pending   orders  for  a  Delaware
                    transaction  as reflected on the open order  blotter,  shall forfeit any profits made (in the event of purchases) or loss avoided  (in  the  event  of  sales),  whether  realized  or unrealized,  in the  period  from the  date of the  personal transaction to the end of the proscribed trading period.

          o    Payment of the amount forfeited shall be made by check or in cash to a charity  of the  person's  choice and a copy of the check or receipt must be forwarded to the Compliance Department.

          o    (g) Except for Managed Accounts meeting the provisions of Section
               I  (b)(v)  above,  each  Affiliated  Person  or  Access  Person's
               personal   transactions,   including  transactions  that  may  be
               considered  de minimis must be  precleared  by using the Personal
               Transaction  System.  The information  must be submitted prior to entering any orders for personal  transactions.  Preclearance  is only valid for the day the request is submitted.  If the order is not  executed  the same day,  the  preclearance  request  must be resubmitted.  Regardless of preclearance, all transactions remain subject to the  provisions  of (f) above.  PRECLEARANCE  OF FIXED
               INCOME  SECURITIES  MUST BE RECEIVED  DIRECTLY  FROM A COMPLIANCE
               OFFICER.  (Systematic  preclearance  is not  available  for fixed income securities).

          o    (h) Disinterested  Directors of a Fund or its investment  adviser are not subject to part (c), (d),(e),  (f) or (g) of this section unless the director knew or, in the ordinary course of fulfilling his or her official duties should have known,  that during the 15 day period immediately before or after the director's transaction in a Security,  a Fund purchased or sold the Security,  or a Fund or its investment  adviser  considered  purchasing or selling the
               Security.

          o    (i) All Mutual Funds,  including  the Delaware  Mutual Funds that are now  subject to the Code of Ethics,  will be  required  to be held  for a  minimum  of 60 days  before  selling  the  Fund at a profit. Closing positions at a loss is not prohibited.

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II. Additional
restrictions - all
Investment Personnel
and Portfolio Managers

In addition to the  requirements  noted in Section I, the  following  additional restrictions apply to all Investment Personnel and Portfolio Managers.

     o    (a) All  Investment  Personnel and Portfolio  Managers are  prohibited from purchasing any initial public offering.(IPO)

     o    (b)  Short  term  trading  resulting  in a profit is  prohibited.  All opening  positions  must be  held  for a  period  of 60  days,  in the aggregate,  before  they can be  closed at a  profit.  Any short  term trading profits are subject to the  disgorgement  procedures  outlined above and at the  maximum  level of profit  obtained.  The  closing of positions at a loss is not prohibited. Stock Options are also included in the 60 day holding period.

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Prohibited Activities, Continued

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II. Additional  restrictions - all Investment  Personnel and Portfolio  Managers
(continued)

     o    (c) All  Investment  Personnel and Portfolio  Managers are  prohibited from  receiving  anything  of more than a de  minimis  value  from any person or entity that does  business  with or on behalf of any Fund or client.  Things of value may  include,  but not be limited to,  travel expenses, special deals or incentives.

     o    (d) All  Investment  Personnel  and Portfolio  Managers  require PRIOR written approval from the Legal or Compliance  Department  before they may serve on the board of directors of any public company.

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III. Additional
restrictions - all
Portfolio Managers

In  addition  to the  requirements  noted in  Sections I and II,  the  following additional restrictions apply to all Portfolio Managers.

     o    (a) No  Portfolio  Manager  may  execute  a buy or sell  order  for an account  for  which  he/she  has  Beneficial  Ownership  within  seven calendar  days  before  or after an  investment  company  or  separate account that he/she manages trades in that Security.

     o    (b)  Despite  any fault or  impropriety,  any  Portfolio  Manager  who executes a personal  transaction  within seven calendar days before or after an investment  company or separate  account that he/she  manages trades in that Security,  shall forfeit any profits made (in the event of  purchases)  or loss  avoided  (in the  event  of  sales),  whether realized or  unrealized,  in the period from the date of the  personal transaction to the end of the prescribed  trading  period.  Payment of the amount forfeited shall be made by check or in cash to a charity of the  person's  choice  and a copy  of the  check  or  receipt  must be forwarded to the Compliance Department.

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Required Reports

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All Affiliated
Persons, Access
Persons, Investment
Personnel, and
Portfolio Managers

The following reports are required to be made by all Affiliated Persons,  Access
Persons, Investment Personnel and Portfolio Managers.

     o    (a) Disclose brokerage  relationships at employment and at the time of opening any new account.

     o    (b) Direct their brokers to supply to the Compliance Department,  on a timely basis, duplicate copies of all confirmations and statements for all Securities  accounts and Managed  Accounts.  Where possible,  such confirmations and statements should be forwarded electronically to the
          Compliance Department.  The Compliance Department,  from time to time, will compare such  confirmations  and  statements  against  precleared transactions in the Personal  Transaction System to monitor compliance with the Code.

     o    (c) All  Delaware  Investments  Mutual  Funds and  Optimum  Fund Trust
          accounts will be required to be held in-house.

     o    (d) Each quarter,  no later than 20 days after the end of the calendar quarter,  submit to the Compliance  Department a personal  transaction summary  showing all  transactions  in Securities and Delaware  Mutual
          Funds in  accounts  which such  person has or  acquires  any direct or indirect Beneficial Ownership. Any transaction effected pursuant to an
          Automatic  Investment  Plan,  however,  need  not  be  reported.  Each
          Disinterested  Director  shall submit the  quarterly  reports only for transactions  where at the time of the  transaction the Director knew, or in the  ordinary  course of  fulfilling  his  official  duties as a
          Director  should  have  known,  that  during  the  fifteen  day period immediately  before  or  after  the  date  of the  transaction  by the
          Director,  such  Security  was  purchased  or  sold  by a Fund  or its investment  adviser or was being  considered for purchase or sale by a
          Fund or its investment adviser.

     o    (e) All Affiliated Persons, Access Persons,  Investment Personnel, and
          Portfolio  Managers must,  initially  upon receipt of this Code,  upon receipt of any and all amendments to this code,  and annually  certify that they have received,  read, understand and complied with this Code of Ethics and all  disclosure  and  reporting  requirements  contained therein.

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Reporting Requirements

Every report will contain the following information:

     o    (i) the date of the  transaction,  the title and type of the Security, the  exchange  ticker  symbol  or CUSIP  number,  if  applicable,  the interest  rate and  maturity  date,  if  applicable  and the number of shares and the principal amount of each Security involved;

     o    (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

     o    (iii) the price at which the transaction was effected;

     o    (iv) the name of the broker, dealer or bank effecting the transaction;

     o    (v) for any account  established by such a person in which  Securities were held during the  quarter  for the direct or  indirect  benefit of such persons,  the name of the broker,  dealer,  or bank with whom the account was established and the date the account was established; and

     o    (vi)  the  date  that  the  report  is  submitted  to  the  Compliance
          Department.

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Required Reports (continued)

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Additional Reporting
all Access Persons,
Investment Personnel
and Portfolio
Managers
(other than
Disinterested
Directors)

In addition to the above reporting requirements,  all Access Persons, Investment
Personnel and Portfolio Mangers (other than Disinterested Directors) must:

     o    Provide  an  initial  holdings  report  no  later  than 10  days  upon commencement  of employment that discloses  information  regarding all personal Securities holdings, including;

          |X|  (i) the title,  type,  exchange ticker symbol or CUSIP number, if applicable, the number of shares and the principal amount of each
               Security;

          |X|  (ii) the name of any broker, dealer or bank with whom such person maintains  an account in which any  Securities  were held for the direct or  indirect  benefit of such person as of the date of the commencement of employment, and;

          |X|  (iii) the date that the report was  submitted  to the  Compliance
               Department.

          |X|  This  report  must be  current  as of a date no more than 45 days before the commencement of employment.

     o    Provide an annual holdings report containing information regarding all personal Securities holdings, including;

          |X|  (i) the title,  type,  exchange ticker symbol or CUSIP number, if applicable, the number of shares and the principal amount of each
               Security;

          |X|  (ii) the name of any broker, dealer or bank with whom such person maintains  an account in which any  Securities  were held for the direct or indirect benefit of such person and;

          |X|  (iii) the date that the report was  submitted  to the  Compliance
               Department.

     o    This  report  must be current as of a date no more than 45 days before the report is submitted.

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III. Access Persons
to a Fund's
Investment Adviser

     o    Access Persons to a Fund's investment adviser need not make a separate report  under this  section to the extent that such Access  Person has already  submitted a report  under the Delaware  Investments'  Code of
          Ethics pursuant to such Access Person's role as an Access Person to an investment  adviser under that Code and provided that such information would be  duplicative  of the  information  already  provided  in such report.

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Sanctions /
Violations

     o    Strict  compliance  with  the  provisions  of the  Code of  Ethics  is considered to be a basic provision of your  employment.  Any violation of the Code of Ethics by an employee  will be  considered  serious and may  result in  disciplinary  action,  which may  include,  but is not limited to  unwinding  of trades,  disgorgement  of profits,  warning, monetary fine or censure,  suspension of personal trading  privileges, and suspension or termination  of employment.  Repeated  offenses will likely be subject to additional sanctions of increasing severity.

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Administrative Procedures

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Compliance Reporting
to the Board of
Trustees/ Directors

     o    (a) The Compliance Department of Delaware will identify all Affiliated
          Persons,  Access Persons,  Investment Personnel and Portfolio Managers
          and will  notify  them of this  classification  and their  obligations under this Code.  The Compliance  Department  will ensure that al such persons initially receive a copy of the Code of Ethics and any and all subsequent  amendments  thereto.  The Compliance  Department will also maintain  procedures  regarding  the review of all  notifications  and reports required to be made pursuant to Rule 17j-1 under the Act, Rule
          204A-1 under the Investment Advisers Act of 1940, or this Code and the
          Compliance  Department will review all notifications and reports, such as portfolio holdings and Securities transaction reports.

     o    (b) All Affiliated Persons,  Access Persons,  Investment Personnel and
          Portfolio  Managers  shall  report  any  apparent  violations  of  the prohibitions  or  reporting  requirements  contained  in this  Code of
          Ethics  promptly to the Legal or Compliance  Department.  The Legal or
          Compliance Department shall report any such apparent violations to the
          Chief Compliance Officer and the President or Chief Executive Officer.
          Such Chief  Executive  Officer or President,  or both, will review the reports made and determine  whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed in addition to any that may already have been imposed.  On a quarterly basis,  a summary  report of material  violations  of the Code and the sanctions  imposed will be made to the Board of Directors or Committee of Directors created for that purpose.  In reviewing this report,  the
          Board will consider  whether the  appropriate  sanctions were imposed.
          When  the  Legal  Department   finds  that  a  transaction   otherwise
          reportable  above could not  reasonably be found to have resulted in a fraud, deceit or manipulative  practice in violation of Rule 17j-1(b), it may, in its discretion,  lodge a written memorandum of such finding in lieu of reporting the transaction.

     o    (c) All  material  purchases  and sales  specifically  approved by the
          President  or Chief  Executive  Officer  in  accordance  with  Section
          (I)(b)(D) of  Prohibited  Activities,  as described  herein,  shall be reported to the Board at its next regular meeting.

     o    (d) The  Board of  Directors,  including  a  majority  of  independent
          Directors,  must approve the Fund's  Code,  as well as the Code of any adviser and principal underwriter.  If an adviser or underwriter makes a material  changes to its Code,  the Board must  approve the material change within six months after the adoption of such change.  The Board must base its approval of a Code of ethics,  or a material change to a
          Code,  upon  a  determination   that  the  Code  contains   provisions
          reasonably  necessary to prevent  "Access  Persons" from violating the anti-fraud provisions of the Rule 17j-1.

     o    (e) At least once a year,  the Board must be provided a written report from each Rule 17j-1  organization  that  describes  issues that arose during the previous  year under the Code or  procedures  applicable to the Rule 17j-1 organization,  including,  but not limited to a summary of the  existing  procedures  and any  changes  during  the past year, information about material Code or procedure  violations and sanctions imposed in response to those material  violations and any  recommended changes  to the  Code  based  on past  experience,  evolving  industry practice  or  developments  in  applicable  laws  or  regulations.  In addition,  annually and before the Board approves a material change to the Code,  the Board must be provided with a written  report from each
          Rule 17j-1  organization  that  certifies to the Fund's Board that the
          Rule 17j-1 organization has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

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Record Keeping

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     o    Please  see  procedures  regarding  Books and  Records  to be kept and maintained for Code of Ethics record keeping requirements.

Appendix A - Mutual Funds Subject to the Code

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List of Mutual Funds
subject to the Code
of Ethics

     o    All Optimum Fund Trust Funds

     o    AssetMark Tax-Exempt Fixed Income Fund

     o    AST Capital Trust Company - Delaware International Equity Trust

     o    Consulting  Group Capital Markets Funds - Large  Capitalization  Value
          Equity Investments

     o    Consulting  Group Capital Markets Funds - Small  Capitalization  Value
          Equity Investments

     o    First Mercantile Trust Preferred Trust Fund

     o    Lincoln Variable Insurance Product Trusts - LVIP Delaware Bond Fund

     o    Lincoln Variable Insurance Product Trusts - LVIP Delaware Growth &
          Income Fund

     o    Lincoln Variable Insurance Product Trusts - LVIP Delaware Managed Fund

     o    Lincoln Variable Insurance Product Trusts - LVIP Money Market Fund

     o    Lincoln  Variable  Insurance  Product  Trusts - LVIP  Delaware  Social
          Awareness Fund

     o    Lincoln  Variable  Insurance  Product  Trusts - LVIP Delaware  Special
          Opportunities Fund

     o    MassMutual Select Funds - MassMutual Select Aggressive Growth Fund

     o    MassMutual Select Funds - MassMutual Select Emerging Growth Fund

     o    MML Series Investment Fund - MML Emerging Growth Fund

     o    MLIG Roszel/Delaware Small Cap Portfolio

     o    MLIG Roszel/Delaware Trend Portfolio

     o    Northern Equity Funds - Multi-Manager Large Cap Fund

     o    PMC Funds - PMC Small Cap Core Fund

     o    PNC  Capital   Opportunities   Fund   (formerly   Mercantile   Capital
          Opportunities Fund)

     o    Russell Investment Company - Select Growth Fund

     o    Russell Investment Company - Tax-Exempt Bond Fund

     o    Russell Trust Company - Russell Common Trust International Equity Fund

     o    Russell Trust Company - Russell Concentrated Aggressive Portfolio Fund

     o    Russell Trust Company - Russell Growth Fund

     o    Russell Trust Company - Russell International Fund

     o    Russell Trust Company - United Airlines Pilot Directed  Account plan -
          Small Cap Equity Fund

     o    Russell  Company  Limited - Integritas  Mutli-Manager  Fund plc - U.S.
          Equity Fund

     o    SEI Global Investments Fund plc - US Large Cap Growth Fund

     o    SEI Global Managed Fund Plc - High Yield Fund

     o    SEI Institutional Investments Trust - High Yield Fund

     o    SEI Institutional Investments Trust - Large Cap Fund

     o    SEI Institutional Investments Trust - Large Cap Diversified Alpha Fund

     o    SEI Institutional Managed Trust - High Yield Fund

     o    SEI Institutional Managed Trust - Large Cap Diversified Alpha Fund

     o    SEI Institutional Managed Trust - Large Cap Growth Fund

     o    SEI Institutional Managed Trust - Tax Managed Large Cap Fund

     o    SEI Investments Group of Funds - U.S. Large Company Equity Fund

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Appendix A - Mutual Funds Subject to the Code (Continued)

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List of Mutual Funds
subject to the Code
of Ethics (Continued)

          o    SEI Tax-Exempt Trust - Institutional Tax-Free Fund
          o    UBS PACE Select Advisors Trust - UBS PACE Large Cap Growth Equity
               Investments